NEWS FROM:		Exhibit 99.1

GRIFFIN INDUSTRIAL REALTY, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN ANNOUNCES CLOSING ON LAND PURCHASE

NEW YORK, NEW YORK (October 28, 2019) Griffin Industrial Realty, Inc. (Nasdaq: GRIF) (“Griffin”) today announced that it closed on the purchase of an approximately 14 acre parcel of undeveloped land in the Lehigh Valley of Pennsylvania (the “Lehigh Valley Land”). Griffin paid cash of $1.85 million for the Lehigh Valley Land using a portion of the proceeds from the $7.7 million sale in May 2019 of approximately 280 acres of undeveloped land that were being held in escrow for a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended. Griffin expects to begin construction, on speculation, of an approximately 100,000 square foot industrial/warehouse building on the Lehigh Valley Land in the first half of 2020.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding Griffin's beliefs and expectations, including, without limitation, the timing of the start of construction of an industrial/warehouse building on the Lehigh Valley Land and the amount of square footage of the industrial/warehouse building to be built on the Lehigh Valley Land. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in Griffin's Securities and Exchange Commission filings, including the "Business," "Risk Factors" and "Forward-Looking Statements" sections in Griffin's Annual Report on Form 10-K/A for the fiscal year ended November 30, 2018. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.